FORM AMENDMENT

This amendment, which shall be effective as of July 1, 2016 (the “Amendment”), hereby amends the [NAME OF AGREEMENT] (the “Agreement”), dated [DATE OF AGREEMENT], as amended from time to time, by and among [NAME OF FINANCIAL INTERMEDIARY] (“Financial Intermediary”), JPMorgan Distribution Services, Inc. (the “Distributor”) and JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust III, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust and Undiscovered Managers Funds, on behalf of themselves and each of their series or classes of shares (each, a “Fund”, and collectively, the “Funds”) and J.P. Morgan Investment Management Inc., J.P. Morgan Alternative Asset Management, Inc. and Security Capital Research and Management Incorporated (the “Advisers”).

WHEREAS, registered investment companies that hold themselves out as money market funds (“MMFs”) are subject to various new requirements under Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”), as adopted by the Securities and Exchange Commission (“SEC”) on July 23, 2014 (as further amended from time-to-time, “Rule 2a-7”); and

WHEREAS, the MMFs advised by the Advisers will disclose in their prospectus and statement of additional information, as amended from time to time (the “Prospectus”), that the MMF is subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7, including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions or the temporary suspension of redemptions (a “redemption gate”), and shareholder eligibility requirements; and

WHEREAS, the parties to the Agreement hereby wish to amend the Agreement to clarify the obligations of the parties with respect to the operations of MMFs, including provisions specific to retail money market funds (as defined under Rule 2a-7, “Retail MMFs”) or to those MMFs that do not qualify as government money market funds (as defined under Rule 2a-7) or Retail MMFs, or that cease to qualify as such (each, an “Institutional Non-Government MMF”); and

WHEREAS, the Financial Intermediary agrees to add JPMorgan Trust IV, a new registered investment company organized as a Delaware statutory trust, to the Agreement and this Amendment.

NOW, THEREFORE, the parties, for good and valuable consideration, agree as follows:

1. General

(i)	Financial Intermediary covenants and agrees to comply with all applicable terms and conditions of the Prospectus, including but not limited to (1) the placing or processing of purchase, redemption and exchange orders and the timing thereof, (2) the implementation of liquidity fees and/or redemption gates, and (3) with respect to Retail MMFs, compliance with shareholder eligibility requirements as disclosed in the Prospectus or as otherwise required by Rule 2a-7 or as interpreted by the SEC or its staff.

(ii)	Upon a MMF’s reasonable request, Financial Intermediary agrees to promptly provide the MMF or its designee with information separating customer orders received before and after each calculation of NAV (which may occur multiple times each day) or a time after which a MMF imposed, lifted or modified a liquidity fee or redemption gate for the MMF or its designee to validate the timing of Financial Intermediary’s receipt of orders to purchase, redeem or exchange the MMF’s shares (“Orders”) in good form.

(iii)	Financial Intermediary will maintain all records (1) required by state and federal law relating to the provision of the services contemplated under the Agreement, (2) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Prospectus or the Agreement, or (3) necessary to make required regulatory reports.

(iv)	Upon the request of the Distributor, a MMF or their authorized agents, Financial Intermediary shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (SSAE 16) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (FICCA), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Financial Intermediary acknowledges that the Distributor or the MMF may use a third party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Financial Intermediary consents to the Distributor and the MMF sharing such Audit Documents with the third party vendor.

2. Liquidity Fees and Gates

(i)	Financial Intermediary agrees to promptly take such actions reasonably requested by a MMF or the Distributor, to impose, lift, or modify a liquidity fee or redemption gate, or assist the MMF or the Distributor in imposing, lifting or modifying a liquidity fee or redemption gate.

(ii)	If a MMF implements a liquidity fee, unless the Financial Intermediary undertakes to calculate and remit liquidity fees in accordance with the MMFs’ reasonable directions, the Financial Intermediary authorizes the MMF or the Distributor to calculate the liquidity fees owed to the MMF as a result of redemptions submitted through the Financial Intermediary (the “Fee Amount”) following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that the MMF owes to the Financial Intermediary in its sole discretion.

(iii)	Financial Intermediary may be notified by a MMF that a liquidity fee or redemption gate has been implemented via email, phone call, website disclosure or the filing of a supplement to the Prospectus. To facilitate a MMF’s or the Distributor’s ability to calculate the Fee Amount, following such notification, the Financial Intermediary agrees to provide the MMF or the Distributor, before each NAV Calculation Time (as defined below), with the gross dollar amount and number of MMF shares that the Financial Intermediary’s customers tendered for redemption before the NAV Calculation Time and, if requested by the MMF, after the time at which the liquidity fee was imposed or before the time at which the liquidity fee was terminated or modified, as applicable.

(iv)	If a redemption gate is implemented by a MMF, the Financial Intermediary agrees to reject any redemption and exchange Orders in the MMF that it receives in good form while the redemption gate is in effect. To the extent required under applicable law or the terms of a MMF’s Prospectus, Financial Intermediary further agrees to promptly re-confirm with its customers their intent to execute trades submitted during the implementation of a liquidity fee or redemption gate.

(v)	Financial Intermediary acknowledges that a MMF may pay a redemption request that the MMF determines in its sole discretion has been received in good order by the MMF or its agent before the imposition of a liquidity fee or redemption gate, provided, however, that the MMF or the Distributor may require the Financial Intermediary to provide evidence of receipt of the redemption request in good order prior to the applicable implementation time in its sole discretion.

3. Retail MMFs

(i)	To the extent a MMF operates as a Retail MMF, Financial Intermediary agrees that on or before October 1, 2016 or such other date as may be in the Retail MMF’s Prospectus, with respect to any shares of the Retail Fund purchased or held by or on behalf of its customers, it will: (1) adopt and implement policies, procedures and internal controls reasonably designed to limit all beneficial owners of such Retail MMF shares to natural persons (as such term is used or interpreted by the SEC or its staff), (2) take commercially reasonable efforts to ensure that all current and future beneficial owners of such Retail MMF shares are natural persons, and (3) promptly redeem any such Retail MMF shares of customers who do not qualify as natural persons.

(ii)	Upon the reasonable request of the Distributor, a Retail MMF or its authorized agent, Financial Intermediary will provide (1) copies (or a summary) of the policies, procedures and internal controls required under Section 3.(i) above, and (2) information or certification as to the adequacy of such procedures and the effectiveness of their implementation, in such form as may be reasonably satisfactory to the Retail MMF or Distributor.

(iii)	In the event the Financial Intermediary cannot redeem shares as provided in Section (i) above, the Financial Intermediary will promptly notify the Retail MMF and will comply with any requests from the Retail MMF or the Distributor relating to the involuntary redemption of such shares (including shares held in an omnibus account).

4. Intraday NAV MMFs (No Agency)

With respect to a MMF that discloses in its Prospectus that it calculates its NAV multiple times during each day the MMF is open for business (each such time, an “NAV Calculation Time”)(an “Intraday NAV MMF”), the parties agree as follows:

(i)	With respect to an Intraday NAV MMF that is (1) an Institutional Non-Government MMF, (2) a MMF for which the Financial Intermediary has not been granted authority under the Agreement to serve as the MMF’s agent for the purpose of receiving Orders or (3) any other Intraday NAV MMF that begins to transact at a floating NAV reflecting current market-based values of their portfolio securities, notwithstanding anything herein or in the Agreement to the contrary, effective October 1, 2016, the Financial Intermediary shall not serve as the MMF’s dealer, agent or designee for purposes of Rule 22c-1 under the 1940 Act in connection with the receipt of Orders. For the avoidance of doubt, Financial Intermediary remains an agent of the MMF for any other purposes provided in the Agreement other than the receipt of Orders.

(ii)	Orders submitted in accordance with Section (i) will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Intraday MMF, the Distributor, transfer agent or other agent authorized by the Intraday MMF to accept Orders.

(iii)	The Financial Intermediary understands and agrees that it is solely responsible for: (1) transmitting Orders to an Intraday NAV MMF on a timely basis and (2) any losses to its customers for Orders accepted by the Financial Intermediary before, but received and accepted by the Intraday NAV MMF after, a NAV Calculation Time.

5. Intraday NAV MMFs (Agency)

(i)	With respect to an Intraday NAV Fund not covered in Section 4 above for which the Financial Intermediary is permitted under the Agreement to serve as the MMF’s agent for the purpose of receiving Orders, all Orders will be transmitted electronically or by facsimile to the Distributor or the Funds by the time that is listed in the Agreement, provided, however, that if no time is listed in the Agreement, by 8:00 a.m. EST on the next day the MMF is open for business following the day Financial Intermediary received the Order in proper form.

(ii)	Orders submitted in accordance with Section (i) will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Financial Intermediary.

(iii)	Where Financial Intermediary serves as a MMF’s agent for the purpose of receiving Orders, Orders that the Financial Intermediary does not transmit to the MMF before the time set forth above may be, in the MMF’s discretion, adjusted by transactions on an as-of basis, provided, however, that any cost or loss to the MMF or the Distributor or their affiliates, of such transactions shall be borne exclusively by the Financial Intermediary, including without limitation, damages, costs, or expenses resulting from errors in calculating the MMF’s NAV, reprocessing of the MMF’s Orders, or the payment of dividends by the MMF.

6. Transactions In and Operation of MMF Shares

(i)	The execution of orders under the Agreement for MMFs will be subject to the terms of the Prospectus. Dividends for all Funds shall accrue as set forth in the Fund’s Prospectus.

(ii)	Financial Intermediary agrees that payments for MMF shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, the Distributor reserves the right, without notice, to cancel the sale and to charge Financial Intermediary to compensate the Distributor or the MMF’s transfer agent if either advanced the funds for the purchase and the Fund for any expenses or losses.

(iii)	Financial Intermediary agrees to sell or offer to sell MMF shares only in the states and other jurisdictions appearing on the most recent list made available by the Distributor. Financial Intermediary will not knowingly accept or act upon any instructions to purchase MMF shares from a customer located outside the United States of America or for the account of any non-U.S. person.

7. JPMorgan Trust IV is hereby added as a party to the Agreement and this Amendment.

For the avoidance of doubt, to the extent that the terms of the Amendment conflict with the terms of the Agreement, the terms of the Amendment shall control. Other than as amended hereby, the Agreement remains in full force and effect. This Amendment shall be construed in accordance with the laws of the State of New York. All terms not defined herein shall have the meanings set forth in the Agreement.

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(Financial Intermediary)

By:

Name:

Title:

Date:

JPMorgan Distribution Services, Inc.
460 Polaris Parkway
2nd Floor, OH1-1235
Westerville, OH 43082

By:

Name:

Title:

Date:

JPMorgan Trust I
JPMorgan Trust II
JPMorgan Trust III
JPMorgan Trust IV
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds

270 Park Avenue
New York, N.Y. 10017

By:

Name:

Title:

Date:

J.P. Morgan Investment Management Inc.
460 Polaris Parkway
2nd Floor, OH1-1235
Westerville, OH 43082

By:

Name:

Title:

Date:

Security Capital Research & Management Incorporated 10 South Dearborn Chicago, IL 60603

By:

Name:

Title:

Date:

J.P. Morgan Alternative Asset Management, Inc.
270 Park Avenue
Floor 25, NY1-K510
New York, NY 10017

By:

Name:

Title:

Date: